As filed with the U.S. Securities and Exchange Commission on May 3, 2023

Registration No. 333-271185

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 2

TO

FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

CHEETAH NET SUPPLY CHAIN SERVICE INC.

(Exact name of registrant as specified in its charter)

North Carolina	5010	81-3509120
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

6201 Fairview Road, Suite 225

Charlotte, North Carolina, 28210

(704) 972-0209

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Huan Liu

Chief Executive Officer

Cheetah Net Supply Chain Service Inc.

6201 Fairview Road, Suite 225

Charlotte, North Carolina, 28210

(704) 972-0209

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a Copy to:

Ying Li, Esq. Guillaume de Sampigny, Esq. Hunter Taubman Fischer & Li LLC 950 Third Avenue, 19th Floor New York, NY 10022 212-530-2206	Mitchell S. Nussbaum, Esq. Angela Dowd, Esq. Loeb & Loeb LLP 345 Park Avenue New York, NY 10154 212-407-4000

Approximate date of commencement of proposed sale to the public: Promptly after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer	☐
Non-accelerated filer ☒	Smaller reporting company	☒
	Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act ☐

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to such Section 8(a), may determine.

EXPLANATORY NOTE

Cheetah Net Supply Chain Service Inc. is filing this Amendment No. 2 (this “Amendment No. 2”) to the Registration Statement on Form S-1 (Registration No. 333-271185), originally filed on April 7, 2023 (the “Registration Statement”), as an exhibit-only filing solely to file (i) the Second Amended and Restated Articles of Incorporation as Exhibit 3.1, (ii) the Opinion of Maynard Nexsen, PC regarding the validity of the Shares of Class A Common Stock being registered as Exhibit 5.1, (iii) the Opinion of Hunter Taubman Fischer & Li LLC regarding the enforceability of the Representative’s Warrants as Exhibit 5.2, (iv) a Consent of Maynard Nexsen, PC as Exhibit 23.3 (included in Exhibit 5.1), (v) a Consent of Hunter Taubman Fischer & Li LLC as Exhibit 23.4 (included in Exhibit 5.2), and (vi) an updated consent of Friedman LLP as Exhibit 23.2. Accordingly, this Amendment No. 2 consists only of the facing page, this explanatory note, Item 16 of Part II of the Registration Statement, the signature page to the Registration Statement, and the exhibits being filed with this Amendment No. 2. The prospectus and the balance of Part II of the Registration Statement are unchanged and have been omitted.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

(a) Exhibits

See Exhibit Index beginning on page II-1 of this registration statement.

(b) Financial Statement Schedules

Schedules have been omitted because the information required to be set forth therein is not applicable or is shown in the Consolidated Financial Statements or the Notes thereto.

EXHIBIT INDEX

Description
1.1**	Form of Underwriting Agreement

3.1*	Second Amended and Restated Articles of Incorporation

3.2**	Bylaws

4.1**	Specimen Stock Certificate

4.2**	Form of the Representative’s Warrants (included in Exhibit 1.1)

5.1*	Opinion of Maynard Nexsen, PC regarding the validity of the Shares of Class A Common Stock being registered

5.2*	Opinion of Hunter Taubman Fischer & Li LLC regarding the enforceability of the Representative’s Warrants

10.1**	Employment Agreement effective as of March 1, 2022 by and between Huan Liu and the Registrant

10.2**	Employment Agreement effective as of October 26, 2022 by and between Robert Cook and the Registrant

10.3**	Employment Agreement effective as of March 1, 2022 by and between Walter Folker and the Registrant

10.4**	Indemnification Agreement dated October 14, 2022 by and between Huan Liu and the Registrant

10.5**	Indemnification Agreement dated October 26, 2022 by and between Robert Cook and the Registrant

10.6**	Indemnification Agreement dated October 14, 2022 by and between Walter Folker and the Registrant

10.7**	Indemnification Agreement dated October 14, 2022 by and between Xianggeng Huang and the Registrant

10.8**	Indemnification Agreement dated October 14, 2022 by and between Adam Eilenberg and the Registrant

10.9**	Indemnification Agreement dated October 14, 2022 by and between Vladimir Gavrilovic and the Registrant

10.10**	Indemnification Agreement dated October 14, 2022 by and between Catherine Chen and the Registrant

10.11**	Director Offer Letter, between Xianggeng Huang and the Registrant, dated August 31, 2022

10.12**	Director Offer Letter, between Adam Eilenberg and the Registrant, dated September 14, 2022

10.13**	Director Offer Letter, between Vladimir Gavrilovic and the Registrant, dated October 3, 2022

10.14**	Director Offer Letter, between Catherine Chen and the Registrant, dated August 29, 2022

10.15**	Form of Independent Contractor Agreement between a purchasing agent and the Registrant

10.16**	Subscription Agreement dated June 27, 2022 by and between the Registrant and the Investors

10.17**	Revolving Line of Credit Agreement dated October 5, 2022, by and between the Registrant and Asia Finance Investment Limited

10.18**	Revolving Line of Credit Agreement dated October 5, 2022, by and between the Registrant and Hong Kong Sanyou Petroleum Co Limited

10.19**	Form of Sales Contract by and between a PRC customer and the Registrant

10.20**	Form of Sales Agreement by and between a U.S. customer and the Registrant

14.1**	Code of Business Conduct and Ethics of the Registrant

16.1**	Letter of Friedman LLP to the U.S. Securities and Exchange Commission

21.1**	Subsidiaries

23.1**	Consent of Marcum Asia CPAs LLP

23.2*	Consent of Friedman LLP

23.3*	Consent of Maynard Nexsen, PC (included in Exhibit 5.1)

23.4*	Consent of Hunter Taubman Fischer & Li LLC (included in Exhibit 5.2)

24.1**	Power of Attorney

99.1**	Form of Audit Committee Charter

99.2**	Form of Compensation Committee Charter

99.3**	Form of Nominating and Corporate Governance Committee Charter

99.4**	Consent of Adam Eilenberg

99.5**	Consent of Vladimir Gavrilovic

99.6**	Consent of Catherine Chen

99.7**	Consent of Xianggeng Huang

107**	Filing Fee Table

 * Filed herewith

** Previously filed

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Charlotte, State of North Carolina, on May 3, 2023.

Cheetah Net Supply Chain Service Inc.

By:	/s/ Huan Liu
Huan Liu
Chief Executive Officer, Director, and Chairman of the Board of Directors
(Principal Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Huan Liu	Chief Executive Officer, Director, and Chairman of the Board of Directors	May 3, 2023
Name: Huan Liu	(Principal Executive Officer)

/s/ Robert Cook	Chief Financial Officer	May 3, 2023
Name: Robert Cook	(Principal Accounting and Financial Officer)